Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No.333-XXXXXX) of G-III Apparel Group Ltd., of our report dated October 22, 2012 relating to the consolidated financial statements of Vilebrequin International SA, which appears in the Current Report on Form 8-K/A of G-III Apparel Group Ltd. dated October 22, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers SA

/s/ Guillaume Nayet	/s/ Yazen Jamjum
Guillaume Nayet	Yazen Jamjum

Geneva,

November 1, 2012